Prudential Tax-Managed Small-Cap Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						June 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                         Re: Prudential Tax-Managed Small-Cap Fund, Inc. (the
Fund)
                             File No. 811-08167


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential Tax-Managed Small-Cap Fund, Inc. for the six-month period ended April 30, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                          Very truly yours,



                                                       /s/ Maria G. Master
                                                              Maria G. Master
                                                              Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of June 2003.







Prudential Tax-Managed Small-Cap Fund, Inc.





Witness: /s/ Maria G. Master				By:/s/ Grace C. Torres
            Maria G. Master	  	      		  Grace C.
Torres
            Secretary		      			     Treasurer





























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